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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 30, 2002
                                 Date of Report

               (Date of Earliest Event Reported: January 29, 2002)

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                            Stefan-George-Ring 19-23
                              81929 Munich, Germany
               (Address of principal executive offices (zip code))

                                 49-89-9931-5105
              (Registrant's telephone number, including area code)



          Delaware                    000-25677                  51-0384117
(State of incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 29, 2002, Registrant entered into an Option Agreement ("Agreement") with Telehouse Deutschland GmbH, a company with a registered office at Hanauer LandstraBe 316-320, 60314 Frankfurt ("Telehouse"). Pursuant to the Agreement, Registrant granted Telehouse an option to purchase Registrant's existing data centers located in Munich, Frankfurt and Hamburg for an aggregate purchase price of approximately Euro 30,000,000. Telehouse currently leases these data centers from Registrant. The option to purchase is exercisable by Telehouse on or before March 31, 2002. In consideration of the option grant, Telehouse paid the Registrant an approximate amount of Euro 1,300,000 ("Option Payment"), most of which will be applied towards the purchase price in the event the option is exercised. In the event the option is not exercised, the Option Payment will be applied towards Telehouse's obligations to Registrant under the current lease between Registrant and Telehouse.

ITEM 7.  EXHIBITS

(c)    Exhibits.

       10.1     Option Agreement.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC., A Delaware Corporation

Date: January 30, 2002               By:  /s/Andreas Eder
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                                          Andreas Eder,
                                          President and Chief Executive Officer